UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2018

GARRETT MOTION INC.

(Exact name of Registrant as specified in its Charter)

Delaware	1-38636	82-487189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

La Pièce 16, Rolle, Switzerland		1180
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: +41 21 695 30 00

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the Registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

As previously disclosed, on October 1, 2018, Garrett Motion Inc. (the “Company”) was spun off (the “Spin-Off”) from Honeywell International Inc. (“Honeywell”). The Company’s Combined Interim Financial Statements included in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 (the “Form 10-Q”), filed with the Securities and Exchange Commission (“SEC”) on November 6, 2018 are carve-out financial statements, as the Company was still part of Honeywell during the third quarter of 2018. The Company is providing, in Exhibit 99.1 to this Current Report on Form 8-K, unaudited pro forma combined statements of operations for the nine months ended September 30, 2018 and the year ended December 31, 2017, and an unaudited pro forma combined balance sheet as of September 30, 2018, which reflect the Company’s results and financial position as if the Spin-Off and related transactions had occurred as of January 1, 2017.

The unaudited pro forma financial information presented in Exhibit 99.1 does not in any way restate or revise the historical Combined Financial Statements of the Company included in the Company’s Registration Statement on Form 10, as amended and filed with the SEC on September 5, 2018, and the Form 10-Q. The unaudited pro forma financial information is provided as supplemental financial information that the Company believes may be of interest to the Company’s stockholders.

The information in Item 2.02 and Exhibit 99.1 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99.1*	Pro Forma Financial Statements

*	Furnished herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2018	Garrett Motion Inc.

	By:	/s/ Alessandro Gili
Alessandro Gili Senior Vice President and Chief Financial Officer